Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Vertical Aerospace Ltd. of our report dated March 11, 2025 relating to the financial statements, which appears in Vertical Aerospace Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Bristol, United Kingdom
August 5, 2025